Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	February 7, 2008
Contact:	John B. Williamson, III
President, Chairman and CEO
Telephone:	540-777-3810

RGC RESOURCES, INC.

FIRST QUARTER FINANCIAL RESULTS

ROANOKE, Va. (February 7, 2008)—RGC Resources, Inc. (NASDAQ: RGCO) announced consolidated Company earnings of $1,566,008 or $0.72 per average share outstanding on continuing operations and earnings of $1,529,318 or $0.70 per average share outstanding on total operations for the quarter ended December 31, 2007. This compares to consolidated earnings of $1,511,653 or $0.70 per average share outstanding on continuing operations and earnings of $1,685,515 or $0.78 per average share outstanding on total operations for the quarter ended December 31, 2006. President, Chairman and CEO John Williamson attributed the improvement in earnings on continuing operations to improvement in gross margins.

Earnings per share for the twelve months ending December 31, 2007 were $1.76 on continuing operations and $1.68 for total operations compared to $1.53 on continuing operations and $1.76 on total operations for the twelve months ended December 31, 2006. Earnings on continuing operations for the twelve months ended December 31, 2007 were positively impacted by improved margins compared to the prior period.

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries Roanoke Gas Company, Diversified Energy Company and RGC Ventures of Virginia, Inc.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.

Summary financial statements for the first quarter and twelve months are as follows:

RGC Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Income

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues	$25,740,908	$26,417,644	$89,224,565	$82,624,385
Cost of sales	18,372,079	19,174,210	63,877,394	58,991,302

Gross margin	7,368,829	7,243,434	25,347,171	23,633,083
Other operating expenses	4,280,360	4,279,729	17,288,886	16,510,891
Interest expense	564,482	525,470	1,970,456	1,977,931

Income from continuing operations before income taxes	2,523,987	2,438,235	6,087,829	5,144,261
Income tax expense from continuing operations	957,979	926,582	2,267,805	1,881,973

Net income from continuing operations	1,566,008	1,511,653	3,820,024	3,262,288
Net income (loss) from discontinued operations, net of income taxes	(36,690)	173,862	(170,012)	482,576

Net income	1,529,318	1,685,515	3,650,012	3,744,864
Other comprehensive income (loss), net of tax	(357,838)	(10,738)	(397,642)	344,519

Comprehensive income	$1,171,480	$1,674,777	$3,252,370	$4,089,383

Basic earnings per share of common stock:
Income from continuing operations	$0.72	$0.70	$1.76	$1.53
Discontinued operations	(0.02)	0.08	(0.08)	0.23

Net income	$0.70	$0.78	$1.68	$1.76

Diluted earnings per share of common stock:
Income from continuing operations	$0.71	$0.70	$1.75	$1.52
Discontinued operations	(0.02)	0.08	(0.08)	0.23

Net income	$0.69	$0.78	$1.67	$1.75

Cash dividends per common share	$0.3125	$0.3050	$1.2275	$1.2050

Weighted average number of common shares outstanding:
Basic	2,191,512	2,148,054	2,173,757	2,131,349
Diluted	2,202,251	2,157,245	2,184,676	2,141,403

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
	2007	2006
Assets
Current assets	$40,674,460	$51,932,877
Total property, plant and equipment, net	73,431,005	70,715,782
Other assets	3,545,634	388,194

Total Assets	$117,651,099	$123,036,853

Liabilities and Stockholders’ Equity
Current liabilities	$33,871,163	$39,772,650
Long-term debt	23,000,000	28,000,000
Deferred credits and other liabilities	17,712,830	13,446,165

Total Liabilities	74,583,993	81,218,815
Stockholders' Equity	43,067,106	41,818,038

Total Liabilities and Stockholders’ Equity	$117,651,099	$123,036,853